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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-36727), Amendment No. 2, of our reports dated November 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of OYO Geospace Corporation, as restated to exclude, for all periods presented, the accounts of TrueTime, Inc., formerly a wholly-owned subsidiary that was distributed to the Company's stockholder on September 30, 1997. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P

Houston, Texas

November 17, 1997